Exhibit 5.1

MARTIN LIPTON

HERBERT M. WACHTELL

THEODORE N. MIRVIS

EDWARD D. HERLIHY

DANIEL A. NEFF

ANDREW R. BROWNSTEIN

STEVEN A. ROSENBLUM

JOHN F. SAVARESE

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

RALPH M. LEVENE

RICHARD G. MASON

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

JEFFREY M. WINTNER

TREVOR S. NORWITZ

BEN M. GERMANA

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

WILLIAM SAVITT

GREGORY E. OSTLING

DAVID B. ANDERS

ADAM J. SHAPIRO

NELSON O. FITTS

JOSHUA M. HOLMES

DAVID E. SHAPIRO

DAMIAN G. DIDDEN

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403-1000 FACSIMILE: (212) 403-2000

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

BRADLEY R. WILSON

GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

SARAH K. EDDY

VICTOR GOLDFELD

RANDALL W. JACKSON

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

ALISON ZIESKE PREISS

TIJANA J. DVORNIC

JENNA E. LEVINE

RYAN A. McLEOD

ANITHA REDDY

JOHN L. ROBINSON

JOHN R. SOBOLEWSKI

STEVEN WINTER

EMILY D. JOHNSON

JACOB A. KLING

RAAJ S. NARAYAN

VIKTOR SAPEZHNIKOV

MICHAEL J. SCHOBEL

ELINA TETELBAUM

ERICA E. BONNETT

LAUREN M. KOFKE

ZACHARY S. PODOLSKY

RACHEL B. REISBERG

MARK A. STAGLIANO

CYNTHIA FERNANDEZ LUMERMANN

CHRISTINA C. MA

NOAH B. YAVITZ

BENJAMIN S. ARFA

NATHANIEL D. CULLERTON

ERIC M. FEINSTEIN

ADAM L. GOODMAN

GEORGE A. KATZ (1965–1989) JAMES H. FOGELSON (1967–1991) LEONARD M. ROSEN (1965–2014) OF COUNSEL

MICHAEL H. BYOWITZ

KENNETH B. FORREST

SELWYN B. GOLDBERG

PETER C. HEIN

JB KELLY

MEYER G. KOPLOW

JOSEPH D. LARSON

LAWRENCE S. MAKOW

DOUGLAS K. MAYER

PHILIP MINDLIN

DAVID S. NEILL

HAROLD S. NOVIKOFF

LAWRENCE B. PEDOWITZ

ERIC S. ROBINSON

ERIC M. ROSOF

ERIC M. ROTH

PAUL K. ROWE

DAVID A. SCHWARTZ

MICHAEL J. SEGAL

WON S. SHIN

DAVID M. SILK

ROSEMARY SPAZIANI

ELLIOTT V. STEIN

WARREN R. STERN

LEO E. STRINE, JR.*

PAUL VIZCARRONDO, JR. PATRICIA A. VLAHAKIS

AMY R. WOLF

MARC WOLINSKY

* ADMITTED IN DELAWARE COUNSEL
DAVID M. ADLERSTEIN SUMITA AHUJA LOUIS J. BARASH FRANCO CASTELLI ANDREW J.H. CHEUNG SWIFT S.O. EDGAR PAMELA EHRENKRANZ KATHRYN GETTLES-ATWA ADAM M. GOGOLAK	ANGELA K. HERRING MARK A. KOENIG CARMEN X.W. LU J. AUSTIN LYONS ALICIA C. McCARTHY JUSTIN R. ORR NEIL M. SNYDER JEFFREY A. WATIKER

The Charles Schwab Corporation 3000 Schwab Way Westlake, TX 76262	December 1, 2023

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special outside counsel to The Charles Schwab Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) in connection with the registration, pursuant to the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder of an indeterminate amount of the Company’s (a) debt securities (the “Debt Securities”); (b) preferred stock, par value $0.01 per share (the “Preferred Stock”); (c) fractional shares of preferred stock evidenced by depositary receipts (the “Depositary Shares”); (d) common stock, par value $0.01 per share (the “Common Stock”); (e) contracts for the purchase and sale of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Purchase Contracts”); (f) warrants that are either debt warrants or universal warrants (the “Warrants”); and (g) equity units consisting of one or more of the securities described above (the “Units”). The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Purchase Contracts, the Warrants and the Units are collectively referred to herein as the “Securities.”

December 1, 2023

The Debt Securities will be either senior Debt Securities or subordinated Debt Securities. The senior Debt Securities are to be issued under a senior indenture (the “Senior Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee, a form of which has been filed as Exhibit 4.19 to the Registration Statement. The subordinated Debt Securities are to be issued under the subordinated indenture (the “Subordinated Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., a form of which has been filed as Exhibit 4.20 to the Registration Statement (together with the Senior Indenture, the “Indentures”).

The Purchase Contracts are to be issued pursuant to a purchase contract (the “Purchase Contract”) between the Company and the purchase contract agent to be named therein.

The debt Warrants are to be issued from time to time under one or more debt warrant agreements (each, a “Debt Warrant Agreement”), and the universal Warrants are to be issued from time to time under one or more universal warrant agreements (each, a “Universal Warrant Agreement” and, each, together with the Debt Warrant Agreements, a “Warrant Agreement”), each to be entered into by the Company and one or more institutions, as warrant agents, each as identified in the applicable Warrant Agreement.

The Units are to be issued pursuant to a unit certificate or other applicable agreement (the “Unit Agreement”) between the Company and the purchase contract agent to be named therein.

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company of the Securities, which may be offered pursuant to Rule 415 under the Act.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), are effective under the Act; (e) an appropriate Prospectus Supplement or term sheet will have been filed with the SEC describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement(s); (g) if applicable, a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto; (h) any Debt Securities that may be issued will be issued in a form that complies with the applicable Indenture, and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the Company and of the trustee named therein; and (i) at the time of any issuance of Common Stock or Securities convertible into, exchangeable, redeemable or exercisable for Common Stock, there will be sufficient authorized but unissued shares of Common Stock reserved for such issuance and any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and created. We have assumed that the terms of the Securities have been duly authorized and created by the Company, and that the terms of the Securities have been established so as not to, and that the execution and delivery by the parties thereto of the documents pursuant to which the Securities are governed and the performance of such parties’ obligations thereunder will not, breach, violate, conflict with or constitute a default under (1) the organizational documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject (excepting the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”) as such laws apply to the Company and the transaction pursuant to which the Securities are offered), (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We also assume that at the time of issuance of the Securities the Company is and will remain duly organized, validly existing and in good standing under the laws of the State of Delaware and that the Company will have duly authorized the issuance of the Securities and related matters. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company and others.

December 1, 2023

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the DGCL, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

1. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act; (c) the applicable Indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (d) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; and (e) the Offered Debt Securities have been duly authorized, executed and delivered against payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Securities) when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to any Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Preferred Stock”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act; (c) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto; (d) a certificate of designation with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (e) the certificates for the Preferred Stock have been established in conformity with applicable law, (f) a sufficient number of shares of Preferred Stock is authorized and reserved for issuance; (g) the Preferred Stock is issued for proper and sufficient consideration (including without limitation consideration that is not less than the par value of the Preferred Stock); and (h) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof), the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement (the “Depositary Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act; (c) the applicable depositary agreement has been duly authorized, executed and delivered by the parties thereto, (e) the terms of the depositary receipts have been established in conformity with the depositary agreement, (f) the Preferred Stock represented by the Depositary Shares has been duly authorized and validly issued and the certificates therefor have been duly delivered to the depositary, (g) the depositary receipts are duly issued against deposit of such Preferred Stock in accordance with the depositary agreement and (v) the depositary receipts have been duly completed, executed, authenticated, delivered and countersigned, and are issued and sold, in accordance with the depositary agreement, the depositary receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the depositary agreement.

December 1, 2023

4. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act; and (c) certificates in the form required under the DGCL representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any other Securities registered on the Registration Statement), when issued and sold in accordance with the purchase agreement, will be legally issued, fully paid and nonassessable.

5. With respect to any Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Act; (c) the terms of the issuance and sale of the Purchase Contract Agreement have been duly established in conformity with the Offered Purchase Contracts; and (d) the Offered Purchase Contracts have been duly executed and delivered against payment therefor, the Offered Purchase Contracts, when issued and sold in accordance with the purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act; (c) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto; (d) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the applicable Warrant Agreement; and (e) the Offered Warrants have been duly authorized, executed and delivered against payment therefor, the Offered Warrants, when issued and sold in accordance with the purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7. With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act; (c) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Unit Agreement; (d) any shares of Common Stock that are a component of any Offered Units are validly issued, fully paid and nonassessable and any other Securities that are components of any Offered Units are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (e) the Offered Units have been duly executed and delivered pursuant to the Unit Agreement, the Units, when issued and sold in accordance with the purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver,

December 1, 2023

(2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Validity of the Securities.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Wachtell, Lipton, Rosen & Katz